Fourth Quarter and 2014 Financial Results February 24, 2015

Forward-Looking Statements Statements contained in this presentation about future performance, including, without limitation, operating results, asset and rate base growth, capital expenditures, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results are discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10- K, most recent form 10-Q, and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation. 1February 24, 2015

Fourth Quarter Earnings Summary 2 Q4 2014 Q4 2013 Variance Core EPS1 SCE $1.09 $0.79 $0.30 EIX Parent & Other (0.01) 0.02 (0.03) Core EPS1 $1.08 $0.81 $0.27 Non-Core Items SCE $0.08 $– $0.08 EIX Parent & Other 0.01 – 0.01 Discontinued Operations 0.12 0.11 0.01 Total Non-Core $0.21 $0.11 $0.10 Basic EPS $1.29 $0.92 $0.37 Diluted EPS $1.27 $0.92 $0.35 SCE Key Core Earnings Drivers Higher revenue $0.28 SONGS impact 0.02 Lower O&M2 0.05 Higher depreciation (0.08) Higher net financing costs (0.01) Income taxes and other 0.04 - Higher income tax benefits 0.07 - Property and other taxes (0.01) - Other (0.02) Total $0.30 EIX Key Core Earnings Drivers Lower income tax benefits $(0.03) Higher corporate expenses (0.02) Higher income from Edison Capital 0.02 Total $(0.03) 1. See Earnings Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix 2. Includes non-San Onofre Nuclear Generating Station (SONGS) severance of $0.00 and $0.02 for the quarters ended December 31, 2014 and 2013, respectively • SCE $0.08 – change in estimate of SONGS settlement • Discontinued Operations $0.12 – income tax benefits from resolution of 2003-2006 tax positions and other tax impacts related to EME Non-Core Earnings February 24, 2015

Full-Year Earnings Summary 3 2014 2013 Variance Core EPS1 SCE $4.68 $3.88 $0.80 EIX Parent & Other (0.09) (0.08) (0.01) Core EPS1 $4.59 $3.80 $0.79 Non-Core Items SCE $(0.22) $(1.12) $0.90 EIX Parent & Other 0.01 0.02 (0.01) Discontinued Operations 0.57 0.11 0.46 Total Non-Core $0.36 $(0.99) $1.35 Basic EPS $4.95 $2.81 $2.14 Diluted EPS $4.89 $2.78 $2.11 EIX Key Core Earnings Drivers Higher corporate expenses and costs of new businesses $(0.06) Higher income from Edison Capital 0.05 Total $(0.01) SCE Key Core Earnings Drivers Higher revenue $0.95 SONGS impact 0.01 Lower O&M2 0.02 Higher depreciation (0.28) Higher net financing costs (0.06) Income taxes and other 0.16 - Higher income tax benefits 0.20 - Property taxes and other (0.03) - Other (0.01) Total $0.80 1. See Earnings Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix 2. Includes non-SONGS severance of $0.01 and $0.07 for the years ended December 31, 2014 and 2013, respectively February 24, 2015

2014 Earnings Guidance Result Reconciliation 4 $3.40 $1.03 $4.30 $0.25 $0.04 $4.59 ($0.13) SCE 2014 EPS from Rate Base Forecast SCE 2014 Variances EIX Parent & Other October 28, 2014 Guidance Midpoint Fourth Quarter SCE Variances Fourth Quarter EIX Parent & Other Variances 2014 Core EPS • Cost Savings / Other +$0.69 • Income Taxes +$0.41 • No Energy Efficiency Earnings • SONGS ($0.07) • Income Taxes +$0.10 • Rate base adjustment +$0.05 • Energy Efficiency +$0.04 • SONGS +$0.01 • Cost Savings / Other +$0.05 • Higher income from Edison Capital Note: See Earnings Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix February 24, 2015

SCE Capital Expenditures Forecast • Request case incorporates 2015 GRC January update • $100 million 2015-2016 changes from prior forecast primarily due to timing of Transmission capital expenditures • Growth driven by infrastructure replacement, reliability investments, and public policy requirements 5 Note: forecasted capital spending subject to timely receipt of permitting, licensing, and regulatory approvals. Forecast range reflects an average variability of 12%. ($ billions) 2015-17 Total Requested $4.1 $4.8 $4.5 $13.4 Range $3.6 $4.2 $4.0 $11.8 $4.1 $4.8 $4.5 2015 2016 2017 Distribution Transmission Generation $11.8 – 13.4 billion forecasted capital program 2015-2017 February 24, 2015

SCE Rate Base Forecast • Incorporates 2015 GRC January update • Net $300 million reduction by 2017 from prior forecast due to: – Extension of bonus depreciation ($400 million reduction) – Timing of transmission spend ($100 million reduction) – SmartConnect deferred tax adjustment ($200 million increase) • FERC rate base includes Construction Work in Progress (CWIP) and is approximately 25% of SCE’s rate base forecast by 2017 • Excludes SONGS regulatory asset 6 ($ billions) Request Range 23.3 25.2 27.4 $23.8 $26.2 $29.0 2015 2016 2017 Note: Weighted-average year basis, 2015-2017 CPUC rate base requests and consolidation of CWIP projects. Rate base forecast range reflects capital expenditure forecast range. 2014 weighted-average rate base was $22.1 billion. Q3 2014 Forecast $23.0 ‐ $24.0 $25.1 ‐ $26.7 $27.2 ‐ $29.3 2015 – 2017 rate base growth consistent with prior 7-9% forecast February 24, 2015

CPUC and FERC Cost of Capital 7 • CPUC – 48% common equity and Return on Equity (ROE) adjustment mechanism has been extended through 2016 – Weighted average authorized cost of capital – 7.90% – ROE adjustment based on 12-month average of Moody’s Baa utility bond rates, measured from Oct. 1 to Sept. 30 – If index exceeds 100 bps deadband from starting index value, authorized ROE changes by half the difference – Starting index value based on trailing 12 months of Moody’s Baa index as of September 30, 2012 – 5.00% – Application extended to April 2016 for 2017 Cost of Capital – adjustment mechanism continues • FERC – November 2013 settlement 10.45% ROE comprised of: 9.30% base + 50 bps CAISO participation + 65 bps weighted average for project incentives – Moratorium on filing ROE changes through June 30, 2015 – FERC Formula recovery mechanism in effect through December 31, 2017 3 4 5 6 7 10/1/12 10/1/13 10/1/14 10/1/15 R a t e ( % ) CPUC Adjustment Mechanism Moody’s Baa Utility Index Spot Rate Moving Average (10/1/14 – 10/10/14) = 4.69% 100 basis point +/- Deadband Starting Value – 5.00% February 24, 2015

2015 Financial Assumptions 8 ($ billions) SCE Capital Expenditures SCE Authorized Cost of Capital Other SCE Items CPUC Return on Equity 10.45% CPUC Capital Structure 48% equity 43% debt 9% preferred FERC Return on Equity (Inc. FERC Incentives) 10.45% EIX will provide 2015 earnings guidance after a final decision on the SCE 2015 General Rate Case Distribution $16.0 Transmission 5.6 Generation 2.2 Request $23.8 Range $23.3 Distribution $3.1 Transmission 0.8 Generation 0.2 Request $4.1 Range $3.6 SCE Weighted Average Rate Base • SONGS regulatory asset financing completed January 2015 • Energy efficiency potential up to $0.05 per share • Revenues recorded at 2014 levels until 2015 GRC decision is received (retroactive to January 1, 2015) February 24, 2015

EIX Annual Dividends Per Share 9 $0.80 $1.00 $1.08 $1.16 $1.22 $1.24 $1.26 $1.28 $1.30 $1.35 $1.42 $1.67 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Note: See use of Non-GAAP Financial Measures in Appendix Eleven Years of Dividend Growth EIX targets a payout ratio of 45 – 55% of SCE core earnings and plans to return to target payout ratio in steps, over time February 24, 2015

EIX Shareholder Value

Sustainable Earnings Growth

Rate Base and Core Earnings Growth:
- 9% 5-year SCE rate base CAGR (2009 – 2014)
- 12% Core SCE EPS growth (2009 – 2014)
- Consistent 7 – 9% rate base growth through 2017

Constructive Regulatory Structure:
- Decoupling
- Balancing accounts
- Forward-looking ratemaking
- Rate reform

Positioning for Transformative Sector Change

SCE Growth Drivers Beyond 2017:
- Reliability
- Grid readiness
- EV charging
- Transmission
- Storage
- State environmental policy

SCE Productivity Improvements:
- Help mitigate rate pressure from capital program
- Build high-performing organization

Edison Energy Competitive Strategy:
- Small, targeted investments in emerging technologies

Financial Discipline

Dividend and CapEx Balancing:
- 11 consecutive years of EIX dividend increases
- 17.6% dividend increase for 2015

Sustainable Dividend Growth:
- Target payout ratio: 45-55% of SCE core earnings
- Return to target payout ratio in steps, over time

Stable Share Count:
- 325.8 million common shares outstanding since 2000

Note: See use of Non-GAAP Financial Measures in Appendix

February 24, 2015 10 EDISON INTERNATIONAL

Appendix 11February 24, 2015

SCE Historical Capital Expenditures 12 $2.9 $3.8 $3.9 $3.9 $3.5 $4.0 2009 2010 2011 2012 2013 2014 ($ billions) February 24, 2015

$15.0 $16.8 $18.8 $21.0 $21.1 $23.3 2009 2010 2011 2012 2013 2014 SCE Historical Rate Base and Core Earnings 13 Rate Base Core Earnings 9% 12% 2009 – 2014 CAGR Core EPS $4.68$2.68 $3.01 $3.33 $4.10 ($ billions) $3.88 Note: Recorded rate base, year-end basis. See Earnings Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. 2013 and 2014 rate base excludes SONGS February 24, 2015

SCE 2015 CPUC General Rate Case 14 • November 2013, 2015 GRC Application A.13-11-003 sets 2015 – 2017 base revenue requirement – Includes operating costs and CPUC jurisdictional capital – Excludes fuel and purchased power (and other utility cost-recovery activities), cost of capital, and FERC jurisdictional transmission • 2015 revenue requirement request of $5.713 billion – $80 million increase over presently authorized base rates based on January 2015 update filing – Post test year requested increase of $286 million in 2016 and additional increase of $315 million in 2017 • Request consistent with SCE strategy to ramp up infrastructure investment consistent with capital plan while mitigating customer rate impacts through productivity and lower operating costs • Current CPUC schedule does not specify a proposed decision timeframe Nov 12 GRC Application Aug 18 Intervener Testimony Sept 29 Evidentiary Hearings 2013 2014 Feb 11 Prehearing Conference Jan 13 Update Hearing 2015 Aug 4 ORA Testimony Nov 25 Opening Briefs Dec 11 Reply Briefs Note: Schedule affirmed November 3, 2015, other than minor change in Update Hearing dates Final Decision Expected February 24, 2015

SCE Key Regulatory Proceedings 15February 24, 2015 Proceeding Description Next Steps Capital 2015 GRC Application (A.13‐11‐003) Rate setting for CPUC 3‐year cycle 2015 – 17 Proposed and final decision Q3 2015 Cost of Capital Application Capital structure and return on equity Extension to file in April 2016 approved Distribution Resources Plan OIR (R.14‐08‐013) Grid investments to integrate distributed energy resources  SCE plan due to CPUC Q3 2015 FERC Formula Rates Transmission ratesetting with annual  updates ROE moratorium expires June 2015; annual  update due December 2015 Rate Design Rate Design OIR (R.12‐06‐013) Tiers, fixed charges, time of use (Phase 1);  Net metering tariff (Phase 3) Phase 1 proposed decision Q1 2015; Phase 3  testimony due Q3 2015 Cost Recovery 2012 LTPP Tracks 1 & 4 RFO (D.13‐02‐015) Local capacity/preferred resources to  replace SONGS and once through cooling  plants 2,221 MW, including 262 MW storage,  submitted for PUC approval November 2014 Energy Storage RFO Solicitation for 16.3 MW launched December 2014 Short list notification May 15; final selection  September 14 Energy Resource Recovery  Account (ERRA) Annual forecast and review of fuel and  purchased power costs  2014 review due April 1; 2016 forecast due May 1

SCE Operational Excellence 16 Top Quartile • Safety • Cost efficiency • Reliability • Customer service Optimize • Capital productivity • Purchased power cost High performing, continuous improvement culture Defining Excellence Measuring Excellence • Employee and public safety metrics • System reliability (SAIDI, SAIFI, MAIFI) • J.D. Power customer satisfaction • O&M cost per customer • Reduce system rate growth with O&M / purchased power cost reductions Ongoing Operational Excellence Efforts February 24, 2015

SCE System Investments

($ millions)

Distribution

- Aging system reaching equilibrium replacement rate
- 2015 GRC request includes ~120% increase in infrastructure replacement

2015 – 2017 Requested GRC Expenditures for Distribution Assets $9.4 Billion



Other
Load Growth
New Service Connections
General Plant[1]
Infrastructure Replacement

Transmission

- Large transmission projects:
  - Tehachapi 4-11 – $2.4 billion total project cost; 2016-17 in service date
  - Coolwater-Lugo – $0.7 billion total project cost; 2018 in service date pending CPUC review
  - West of Devers – $1.0 billion total project cost; 2019-20 in service date



Highwind
Whirlwind
Windhub
Antelope
Coolwater
Vincent
Lugo
Pardee
San Bernardino
Vista
El Casco
Devers
Mira Loma
SCE Service Territory
Coolwater-Lugo
West of Devers
Tehachapi Segments 1-3 500kV
Tehachapi Segments 4-11 500kV

Coolwater-Lugo Project need based on current operator's decision to continue Coolwater Generating Station operations

Note: Total Project Costs are nominal direct expenditures, subject to CPUC and FERC cost recovery approval

February 24, 2015 17 EDISON INTERNATIONAL®

Residential Rate Design OIR 18 14.85 19.28 28.10 32.10 0 5 10 15 20 25 30 35 0 200 400 600 800 1,000 1,200 1,400 ¢ / k W h kWh/month SCE Proposed 2018 Tiers: • Two tiers:  Tier 1 – 16.4¢/kWh  Tier 2 – 19.7¢/kWh • June 2012, CPUC opened Order Instituting Ratemaking (OIR) R.12-06-013: – Comprehensive review of residential rate structure – Transition to Time of Use (TOU) rates – AB327 rate design • Phase 2 (Summer 2014): simple tiered rate adjustments – Settlement approved in June; rates implemented in July – 12% increase to Tier 1 rate, 17% increase to Tier 2 rate • Phase 1 (2015 – 2018): longer-term rates – 2 tiers (2017); TOU rates (2018) – Fixed charge or minimum bill (2015) – Proposed Decision expected March 2015 • Net Energy Metering: successor tariff proposed decision due Q4 2015 (statutory deadline) Tier 1 Tier 2 Tier 3 Tier 4 OIR Phase 2 Settlement Summary Fixed Monthly Charge Current: $0.94/month SCE Proposed: $10/month Note: Rates in effect as of July 7, 2014, based on forecast February 24, 2015

Earnings Non-GAAP Reconciliations 19 ($ millions) Reconciliation of EIX Core Earnings to EIX GAAP Earnings Earnings Attributable to Edison International Core Earnings SCE EIX Parent & Other Core Earnings Non-Core Items SCE EIX Parent & Other Discontinued operations Total Non-Core Basic Earnings Q4 2013 $258 6 $264 $– – 37 37 $301 Q4 2014 $356 (1) $355 $24 2 39 65 $420 2013 $1,265 (28) $1,237 $(365) 7 36 (322) $915 2014 $1,525 (28) $1,497 $(72) 2 185 115 $1,612 Note: See Use of Non-GAAP Financial Measures in Appendix February 24, 2015

SCE Core EPS Non-GAAP Reconciliations 20 Earnings Per Share Attributable to SCE Core EPS Non-Core Items Tax settlement Health care legislation Regulatory and tax items Impairment and other charges Total Non-Core Items Basic EPS Reconciliation of SCE Core Earnings Per Share to SCE Basic Earnings Per Share 2009 $2.68 0.94 — 0.14 — 1.08 $3.76 2010 $3.01 0.30 (0.12) — — 0.18 $3.19 CAGR 12% 4% 2011 $3.33 — — — — — $3.33 2012 $4.10 — — 0.71 — 0.71 $4.81 2013 $3.88 — — — (1.12) (1.12) $2.76 Note: See Use of Non-GAAP Financial Measures in Appendix 2014 $4.68 — — — (0.22) (0.22) $4.46 February 24, 2015

SCE Results of Operations – Fourth Quarter 2014

($ millions)

- Utility earning activities – revenue authorized by CPUC and FERC to provide reasonable cost recovery and return on investment
- Utility cost-recovery activities – CPUC- and FERC-authorized balancing accounts to recover specific project or program costs, subject to reasonableness review or compliance with upfront standards

	Q4 2014			Q4 2013		
	Utility Earning Activities	Utility Cost-Recovery Activities	Total Consolidated	Utility Earning Activities	Utility Cost-Recovery Activities	Total Consolidated
Operating revenue	$1,808	$1,296	$3,104	$1,590	$1,341	$2,931
Purchased power and fuel	—	1,029	1,029	—	1,073	1,073
Operation and maintenance	604	266	870	608	268	876
Depreciation, decommissioning and amortization	472	—	472	398	—	398
Property and other taxes	86	—	86	79	—	79
Impairment and other charges	(68)	—	(68)	—	—	—
Total operating expenses	1,094	1,295	2,389	1,085	1,341	2,426
Operating income	714	1	715	505	—	505
Interest expense	(130)	(1)	(131)	(136)	—	(136)
Other income and expenses	(12)	—	(12)	(3)	—	(3)
Income before income taxes	572	—	572	366	—	366
Income tax expense	164	—	164	83	—	83
Net income	408	—	408	283	—	283
Preferred and preference stock dividend requirements	28	—	28	25	—	25
Net income available for common stock	$380	$—	$380	$258	$—	$258
Core earnings			$356			$258
Non-core earnings			24			—
Total SCE GAAP earnings			$380			$258

Note: See Use of Non-GAAP Financial Measures in Appendix

February 24, 2015 21 EDISON INTERNATIONAL

SCE Results of Operations – Full-Year 2014

($ millions)

- Utility earning activities – revenue authorized by CPUC and FERC to provide reasonable cost recovery and return on investment
- Utility cost-recovery activities – CPUC- and FERC-authorized balancing accounts to recover specific project or program costs, subject to reasonableness review or compliance with upfront standards

	2014			2013		
	Utility Earning Activities	Utility Cost-Recovery Activities	Total Consolidated	Utility Earning Activities	Utility Cost-Recovery Activities	Total Consolidated
Operating revenue	$6,831	$6,549	$13,380	$6,602	$5,960	$12,562
Purchased power and fuel	—	5,593	5,593	—	4,891	4,891
Operation and maintenance	2,106	951	3,057	2,348	1,068	3,416
Depreciation, decommissioning and amortization	1,720	—	1,720	1,622	—	1,622
Property and other taxes	318	—	318	307	—	307
Impairment and other charges	163	—	163	575	—	575
Total operating expenses	4,307	6,544	10,851	4,852	5,959	10,811
Operating income	2,524	5	2,529	1,750	1	1,751
Interest expense	(528)	(5)	(533)	(519)	(1)	(520)
Other income and expenses	43	—	43	48	—	48
Income before income taxes	2,039	—	2,039	1,279	—	1,279
Income tax expense	474	—	474	279	—	279
Net income	1,565	—	1,565	1,000	—	1,000
Preferred and preference stock dividend requirements	112	—	112	100	—	100
Net income available for common stock	$1,453	$—	$1,453	$900	$—	$900
Core earnings			$1,525			$1,265
Non-core earnings			(72)			(365)
Total SCE GAAP earnings			$1,453			$900

Note: See Use of Non-GAAP Financial Measures in Appendix

February 24, 2015 22

EDISON INTERNATIONAL

Use of Non-GAAP Financial Measures 23 Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings internally for financial planning and for analysis of performance. Core earnings are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the Company's performance from period to period. Core earnings are a non-GAAP financial measure and may not be comparable to those of other companies. Core earnings (or losses) are defined as earnings or losses attributable to Edison International shareholders less income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as: exit activities, including sale of certain assets, and other activities that are no longer continuing; asset impairments and certain tax, regulatory or legal settlements or proceedings. A reconciliation of Non-GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation. EIX Investor Relations Contacts Scott Cunningham, Vice President (626) 302‐2540 scott.cunningham@edisonintl.com Felicia Williams, Senior Manager (626) 302‐5493 felicia.williams@edisonintl.com February 24, 2015